Exhibit 99.1

News Release
Investor Contact:
Trey Clark, +1.713.439.8039, trey.clark@bakerhughes.com
Eric Holcomb, +1.713.439.8822, eric.s.holcomb@bakerhughes.com
Media Contact:
Teresa Wong, +1.713.439.8110, teresa.wong@bakerhughes.com
Pam Easton, +1.281.209.7050, pamela.easton@bakerhughes.com
Baker Hughes Incorporated 2929 Allen Parkway Houston, Texas 77019 Phone: 713.439.8600 Fax: 713.439.8280 www.bakerhughes.com

Baker Hughes Announces Second Quarter Results
HOUSTON, July 20, 2012 – Baker Hughes Incorporated (NYSE: BHI) announced today net income of $439 million for the second quarter of 2012. Diluted earnings per share was $1.00, which compares to $0.77 for the second quarter of 2011 and $0.86 for the first quarter of 2012.
Revenue for the second quarter of 2012 was $5.33 billion, up 12% compared to $4.74 billion for the second quarter of 2011 and down 0.5% compared to $5.36 billion for the first quarter of 2012.
“Baker Hughes delivered improved results in the second quarter,” said Martin Craighead, Baker Hughes President and Chief Executive Officer. “We achieved 2 percent sequential growth in operating income despite challenging market conditions in North America. The impact on margins from the seasonal slowdown in Canada was mostly offset by improved results in onshore U.S. The initiatives to improve our Pressure Pumping business helped stabilize its results this quarter by offsetting the higher costs for certain raw materials and the weaker market conditions for Pressure Pumping. Our International business delivered improved revenue and operating profit, driven primarily by outstanding performance in Europe and the Middle East.”

“We are cautiously optimistic about the market outlook for the remainder of the year. If commodity prices remain at current levels, we believe activity in onshore U.S. should remain stable. In the Gulf of Mexico and International, we expect continuing improvement as these markets expand,” Craighead added.
Debt increased by $514 million to $5.03 billion compared to the first quarter of 2012. Cash increased by $12 million to $792 million compared to the first quarter of 2012.
The effective tax rate for the second quarter of 2012 was favorably impacted by the settlement of certain tax audits and other matters. The Company continues to expect the full year 2012 effective tax rate to be between 33% and 34%.
Capital expenditures were $771 million, depreciation and amortization expense was $380 million, and dividend payments were $66 million in the second quarter of 2012.
EBITDA (a non-GAAP measure) in the second quarter 2012 was $1.02 billion, up $29 million sequentially. A reconciliation of net income attributable to Baker Hughes to EBITDA is provided in Table 2.

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Baker Hughes Announces Second Quarter Results

Consolidated Condensed Statements of Income
(Unaudited)

	Three Months Ended
	June 30,		March 31,
(In millions, except per share amounts)	2012	2011	2012
Revenue	$5,326	$4,741	$5,355
Costs and Expenses:
Cost of revenue	4,254	3,718	4,265
Research and engineering	128	114	124
Marketing, general and administrative	305	292	339
Total costs and expenses	4,687	4,124	4,728
Operating income	639	617	627
Interest expense, net	(50)	(54)	(54)
Income before income taxes	589	563	573
Income taxes	(151)	(228)	(193)
Net income	438	335	380
Net loss (income) attributable to noncontrolling interests	1	3	(1)
Net income attributable to Baker Hughes	$439	$338	$379

Basic earnings per share attributable to Baker Hughes	$1.00	$0.78	$0.86
Diluted earnings per share attributable to Baker Hughes	$1.00	$0.77	$0.86

Weighted average shares outstanding, basic	439	436	439
Weighted average shares outstanding, diluted	440	438	440
Depreciation and amortization expense	$380	$331	$363
Capital expenditures	$771	$594	$671

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Baker Hughes Announces Second Quarter Results

Consolidated Condensed Statements of Income
(Unaudited)

	Six Months Ended June 30,
(In millions, except per share amounts)	2012	2011
Revenue	$10,681	$9,266
Costs and Expenses:
Cost of revenue	8,519	7,215
Research and engineering	252	220
Marketing, general and administrative	644	574
Total costs and expenses	9,415	8,009
Operating income	1,266	1,257
Interest expense, net	(104)	(106)
Income before income taxes	1,162	1,151
Income taxes	(344)	(432)
Net income	818	719
Net loss (income) attributable to noncontrolling interests	—	—
Net income attributable to Baker Hughes	$818	$719

Basic earnings per share attributable to Baker Hughes	$1.86	$1.65
Diluted earnings per share attributable to Baker Hughes	$1.86	$1.64

Weighted average shares outstanding, basic	439	435
Weighted average shares outstanding, diluted	440	438
Depreciation and amortization expense	$743	$646
Capital expenditures	$1,442	$1,023

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Baker Hughes Announces Second Quarter Results

Consolidated Condensed Balance Sheets
(Unaudited)

	June 30,	December 31,
(In millions)	2012	2011
ASSETS
Current Assets:
Cash and cash equivalents	$792	$1,050
Accounts receivable, net	4,985	4,878
Inventories, net	3,811	3,222
Other current assets	859	647
Total current assets	10,447	9,797
Property, plant and equipment, net	8,111	7,415
Goodwill	5,957	5,956
Intangible assets, net	1,076	1,143
Other assets	597	536
Total assets	$26,188	$24,847
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$1,859	$1,810
Short-term borrowings and current portion of long-term debt	1,191	224
Accrued employee compensation	535	704
Other accrued liabilities	652	764
Total current liabilities	4,237	3,502
Long-term debt	3,841	3,845
Deferred income taxes and other tax liabilities	667	810
Long-term liabilities	684	726
Equity	16,759	15,964
Total liabilities and equity	$26,188	$24,847

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Baker Hughes Announces Second Quarter Results

Consolidated Condensed Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
(In millions)	2012	2011
Cash flows from operating activities:
Net income	$818	$719
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	743	646
Other, primarily working capital	(1,437)	(968)
Net cash flows from operating activities	124	397
Cash flows from investing activities:
Expenditures for capital assets	(1,442)	(1,023)
Other	203	387
Net cash flows from investing activities	(1,239)	(636)
Cash flows from financing activities:
Net proceeds (payments) of debt	962	(271)
Dividends	(131)	(130)
Other	24	106
Net cash flows from financing activities	855	(295)
Effect of foreign exchange rate changes on cash	2	15
Decrease in cash and cash equivalents	(258)	(519)
Cash and cash equivalents, beginning of period	1,050	1,456
Cash and cash equivalents, end of period	$792	$937

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Baker Hughes Announces Second Quarter Results

Table 1: Reconciliation of GAAP and Non-GAAP Financial Measures1
The following table reconciles net income attributable to Baker Hughes, which is the directly comparable financial result determined in accordance with Generally Accepted Accounting Principles (GAAP), to adjusted net income, which excludes an identified item (a non-GAAP financial measure) with respect to the second quarter of 2011. There were no identified items requiring adjustment for the first or second quarters of 2012.

	Three Months Ended June 30, 2011
(Unaudited) (In millions, except per share amounts)	Net Income	Diluted Earnings Per Share
Net income attributable to Baker Hughes (GAAP)	$338	$0.77
Identified Item:
Expenses related to Libya[2]	70	0.16
Adjusted net income (non-GAAP)	$408	$0.93

[1]
Adjusted net income is a non-GAAP measure comprised of net income attributable to Baker Hughes excluding the impact of certain identified items. The Company believes that adjusted net income is useful to investors because it is a consistent measure of the underlying results of the Company’s business. Furthermore, management uses adjusted net income as a measure of the performance of the Company’s operations. Reconciliation of net income attributable to Baker Hughes, a GAAP measure, to adjusted net income for historical periods can be found in the Supplemental Financial Information on the Company’s website at: www.bakerhughes.com/investor.

[2]
Expenses of $70 million (before and after-tax) associated with increasing the allowance for doubtful accounts and reserves for inventory and certain other assets in the second quarter of 2011 as a result of civil unrest in Libya.

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Table 2: Calculation of EBIT, EBITDA and Adjusted EBITDA (non-GAAP measures)1

	Three Months Ended
	June 30,		March 31,
(In millions)	2012	2011	2012
Net income attributable to Baker Hughes	$439	$338	$379
Net (loss) income attributable to noncontrolling interests	(1)	(3)	1
Income taxes	151	228	193
Income before income taxes	589	563	573
Interest expense, net	50	54	54
Earnings before interest and taxes (EBIT)	639	617	627
Depreciation and amortization expense	380	331	363
Earnings before interest, taxes, depreciation and amortization (EBITDA)	1,019	948	990
Adjustments to EBITDA:
Expenses related to Libya[2]	—	70	—
Adjusted EBITDA	$1,019	$1,018	$990

	Six Months Ended June 30,
(In millions)	2012	2011
Net income attributable to Baker Hughes	$818	$719
Income taxes	344	432
Income before income taxes	1,162	1,151
Interest expense, net	104	106
Earnings before interest and taxes (EBIT)	1,266	1,257
Depreciation and amortization expense	743	646
Earnings before interest, taxes, depreciation and amortization (EBITDA)	2,009	1,903
Adjustments to EBITDA:
Expenses related to Libya[2]	—	70
Adjusted EBITDA	$2,009	$1,973

[1]
EBIT, EBITDA and Adjusted EBITDA (as defined in the calculations above) are non-GAAP measures. Management is providing these measures because it believes that such measures are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance.

[2]
Expenses of $70 million (before and after-tax) associated with increasing the allowance for doubtful accounts and reserves for inventory and certain other assets in the second quarter of 2011 as a result of civil unrest in Libya.

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Baker Hughes Announces Second Quarter Results

Table 3: Segment Revenue, Profit Before Tax, and Profit Before Tax Margin1

	Three Months Ended
	June 30,		March 31,
(In millions)	2012	2011[3]	2012
Segment Revenue
North America	$2,672	$2,372	$2,863
Latin America	604	544	573
Europe/Africa/Russia Caspian	925	817	893
Middle East/Asia Pacific	804	713	745
Industrial Services	321	295	281
Total Operations	$5,326	$4,741	$5,355
Profit Before Tax
North America	$357	$434	$401
Latin America	77	71	67
Europe/Africa/Russia Caspian[2]	156	44	153
Middle East/Asia Pacific	87	87	75
Industrial Services	44	44	22
Total Operations	$721	$680	$718
Corporate and Other Profit Before Tax
Interest expense, net	(50)	(54)	(54)
Corporate and other	(82)	(63)	(91)
Corporate, net interest and other	(132)	(117)	(145)
Profit Before Tax	$589	$563	$573
Profit Before Tax Margin[1]
North America	13%	18%	14%
Latin America	13%	13%	12%
Europe/Africa/Russia Caspian[2]	17%	5%	17%
Middle East/Asia Pacific	11%	12%	10%
Industrial Services	14%	15%	8%
Total Operations	14%	14%	13%

[1]
Profit before tax margin is a non-GAAP measure defined as profit before tax (“income before income taxes”) divided by revenue. Management uses the profit before tax margin because it believes it is a widely accepted financial indicator used by investors and analysts to analyze and compare companies on the basis of operating performance.

[2]
Includes expenses of $70 million (before and after-tax) associated with increasing the allowance for doubtful accounts and reserves for inventory and certain other assets in the second quarter of 2011 as a result of civil unrest in Libya.

[3]
The revenue and profit before tax of Reservoir Development Services was reclassified from the Industrial Services segment into the geographic operating segments at the beginning of 2012. Quarterly segment revenue and profit before tax for the three years ended December 31, 2011 have been reclassified to reflect this change and are available online at: www.bakerhughes.com/investor in the financial information section.

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Table 4: Supplemental Financial Information Excluding Certain Identified Items
The following table contains non-GAAP measures of operating profit before tax and operating profit before tax margin excluding expenses related to Libya recorded in the second quarter of 2011 (see Table 3). There were no items requiring adjustment for the first or second quarters of 2012.

	Three Months Ended
	June 30,		March 31,
(In millions)	2012	2011[2]	2012
Segment Revenue
North America	$2,672	$2,372	$2,863
Latin America	604	544	573
Europe/Africa/Russia Caspian	925	817	893
Middle East/Asia Pacific	804	713	745
Industrial Services	321	295	281
Total Operations	$5,326	$4,741	$5,355
Operating Profit Before Tax[1]
North America	$357	$434	$401
Latin America	77	71	67
Europe/Africa/Russia Caspian	156	114	153
Middle East/Asia Pacific	87	87	75
Industrial Services	44	44	22
Total Operations	$721	$750	$718
Operating Profit Before Tax Margin[1]
North America	13%	18%	14%
Latin America	13%	13%	12%
Europe/Africa/Russia Caspian	17%	14%	17%
Middle East/Asia Pacific	11%	12%	10%
Industrial Services	14%	15%	8%
Total Operations	14%	16%	13%

[1]
Operating profit before tax is a non-GAAP measure defined as profit before tax (“income before income taxes”) less certain identified costs. Operating profit before tax margin is a non-GAAP measure defined as operating profit before tax divided by revenue. Management uses each of these measures because it believes they are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance and that these measures may be used by investors to make informed investment decisions.

[2]
The revenue and profit before tax of Reservoir Development Services was reclassified from the Industrial Services segment into the geographic operating segments at the beginning of 2012. Quarterly segment revenue and profit before tax for the three years ended December 31, 2011 have been reclassified to reflect this change and are available online at: www.bakerhughes.com/investor in the financial information section.

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Baker Hughes Operational Highlights

North America
Since being introduced a year ago, Baker Hughes AutoTrak™ Curve has drilled over one million feet in the United States. By comparison, the previous generation AutoTrak™ system took three years to achieve the one million foot milestone globally.

Upstream Chemicals recently won a five-year contract as sole provider of process, de-oiling, and water treatment specialty chemicals and associated technical support services for a major steam-assisted gravity drainage (SAGD) operator in Canada's oil sands.

Latin America
Baker Hughes recently set a record in Mexico by drilling faster and farther with the first run of a Kymera™ hybrid drill bit powered by an X-treme™ LS motor. This performance, 74 percent better than the longest offset run in this geologic interval, cut almost two days of drilling time.

Baker Hughes recently received two significant contracts for Completions Systems in offshore Mexico. Baker Hughes will provide liner hanger equipment for new and workover wells, in addition to EZ-CASE™ drill shoe and EZ-REAM™ shoe drilling accessories.

Europe/Africa/Russia Caspian
Upstream Chemicals opened a new chemical supply base in Aberdeen to service production enhancement and flow assurance in the North Sea.  Baker Hughes delivered three separate, successful trials with green chemistry demulsifiers at three separate offshore customer facilities.

Baker Hughes Drilling Services drilled the two longest, extended-reach wells on the Russian mainland. Both wells were in the remote Yamal Peninsula above the Arctic Circle extending below the Kara Sea. The well construction enabled production without the costly construction of building an island or moving in an offshore rig.

Middle East/Asia Pacific
Baker Hughes was awarded a long-term Engineering, Project Management and Integrated Operations drilling contract by Saudi Aramco for turn-key delivery of over 75 wells in the Shaybah field. The scope of work awarded to Baker Hughes comprises project management, provision of three drilling rigs and well engineering and all associated services, including Drill Bits, Drilling and Completion Fluids, Directional Drilling and Logging While Drilling services, Wireline, Cementing and Pressure Pumping, gyro surveys and slickline services, as well as completion equipment and services.

Baker Hughes Integrated Operations achieved an accelerated startup in Iraq and is currently operating six rigs. The first well has been delivered, and two more wells are on schedule to be delivered before the end of July. A chemicals blend plant is now operational in country.
Supplemental Financial Information
Supplemental financial information can be found on our website at: www.bakerhughes.com/investor in the financial information section.

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Conference Call
The Company has scheduled a conference call to discuss management’s outlook and the results reported in today’s earnings announcement. The call will begin at 8:00 a.m. Eastern time, 7:00 a.m. Central time, on Friday, July 20, 2012, the content of which is not part of this earnings release. A slide presentation providing summary financial and statistical information that will be discussed on the conference call will also be posted to the company’s website and available for real-time viewing. To access the call, please call the conference call operator at 800-374-2469, or 706-634-7270 for international calls, 20 minutes prior to the scheduled start time and ask for the “Baker Hughes Conference Call.”  A replay of the call will be available through Friday, August 3, 2012. The number for the replay is 855-859-2056 in the United States, or 404-537-3406 for international calls, and the access code is: 59811229. To access the webcast, go to: http://www.bakerhughes.com/investor.
Forward-Looking Statements
This news release (and oral statements made regarding the subjects of this release, including on the conference call announced herein) contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (each a “forward–looking statement”). The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely,” and similar expressions, and the negative thereof, are intended to identify forward–looking statements. There are many risks and uncertainties that could cause actual results to differ materially from our forward-looking statements. These forward-looking statements are also affected by the risk factors described in the company’s Annual Report on Form 10-K for the year ended December 31, 2011; Baker Hughes’ subsequent quarterly report on Form 10-Q for the quarterly period ended March 31, 2012; and those set forth from time to time in other filings with the Securities and Exchange Commission (“SEC”). The documents are available through the company’s website at http://www.bakerhughes.com/investor or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov. We undertake no obligation to publicly update or revise any forward–looking statement.
Our expectations regarding our business outlook and business plans; the business plans of our customers; oil and natural gas market conditions; cost and availability of resources; economic, legal and regulatory conditions and other matters are only our forecasts regarding these matters.
These forward looking statements, including forecasts, may be substantially different from actual results, which are affected by many risks including the following risk factors and the timing of any of these risk factors:
Economic conditions – the impact of worldwide economic conditions and sovereign debt crises in Europe; the effect that declines in credit availability may have on worldwide economic growth and demand for hydrocarbons; the ability of our customers to finance their exploration and development plans; and foreign currency exchange fluctuations and changes in the capital markets in locations where we operate.
Oil and gas market conditions – the level of petroleum industry exploration, development and production expenditures; the price of, volatility in pricing of, and the demand for crude oil and natural gas; drilling activity; drilling permits for and regulation of the shelf and the deepwater drilling; excess productive capacity; crude and product inventories; LNG supply and demand; seasonal and other adverse weather conditions that affect the demand for energy; severe weather conditions, such as tornadoes and hurricanes, that affect exploration and production activities; Organization of Petroleum Exporting Countries (“OPEC”) policy and the adherence by OPEC nations to their OPEC production quotas.
Terrorism and geopolitical risks – war, military action, terrorist activities or extended periods of international conflict, particularly involving any petroleum–producing or consuming regions; labor disruptions, civil unrest or

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Baker Hughes Announces Second Quarter Results

security conditions where we operate; expropriation of assets by governmental action; cybersecurity risks and cyber incidents or attacks.
Price, market share, contract terms, and customer payments – our ability to obtain market prices for our products and services; the ability of our competitors to capture market share; our ability to retain or increase our market share; changes in our strategic direction; the effect of industry capacity relative to demand for the markets in which we participate; our ability to negotiate acceptable terms and conditions with our customers, especially national oil companies, to successfully execute these contracts, and receive payment in accordance with the terms of our contracts with our customers; our ability to manage warranty claims and improve performance and quality; our ability to effectively manage our commercial agents.

Costs and availability of resources – our ability to manage the costs, availability, distribution and delivery of sufficient raw materials and components (especially steel alloys, chromium, copper, carbide, lead, nickel, titanium, beryllium, barite, synthetic and natural diamonds, sand, gel, chemicals, and electronic components); our ability to manage energy-related costs; our ability to manage compliance-related costs; our ability to recruit, train and retain the skilled and diverse workforce necessary to meet our business needs and manage the associated costs; the effect of manufacturing and subcontracting performance and capacity; the availability of essential electronic components used in our products; the effect of competition, particularly our ability to introduce new technology on a forecasted schedule and at forecasted costs; potential impairment of long-lived assets; unanticipated changes in the levels of our capital expenditures; the need to replace any unanticipated losses in capital assets; labor-related actions, including strikes, slowdowns and facility occupations; our ability to maintain information security.
Litigation and changes in laws or regulatory conditions – the potential for unexpected litigation or proceedings and our ability to obtain adequate insurance on commercially reasonable terms; the legislative, regulatory and business environment in the U.S. and other countries in which we operate; outcome of government and legal proceedings as well as costs arising from compliance and ongoing or additional investigations in any of the countries where the company does business; new laws, regulations and policies that could have a significant impact on the future operations and conduct of all businesses; laws, regulations or restrictions on hydraulic fracturing; any restrictions on new or ongoing offshore drilling or permit and operational delays or program reductions as a result of the regulations in the Gulf of Mexico and other areas of the world; changes in export control laws or exchange control laws; the discovery of new environmental remediation sites; changes in environmental regulations; the discharge of hazardous materials or hydrocarbons into the environment; restrictions on doing business in countries subject to sanctions; customs clearance procedures; changes in accounting standards; changes in tax laws or tax rates in the jurisdictions in which we operate; resolution of tax assessments or audits by various tax authorities; and the ability to fully utilize our tax loss carry forwards and tax credits.
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Baker Hughes is a leading supplier of oilfield services, products, technology and systems to the worldwide oil and natural gas industry. The company’s 58,000-plus employees today work in more than 80 countries helping customers find, evaluate, drill, produce, transport and process hydrocarbon resources. For more information on Baker Hughes’ century-long history, visit: www.bakerhughes.com.
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